EXHIBIT 1(c):

                      ARTICLES SUPPLEMENTARY
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                      ARTICLES SUPPLEMENTARY
                                OF
                     THE RUSHMORE FUND, INC.


     WHEREAS,  Article  FIFTH  of   THE  RUSHMORE  FUND,   INC.'s

("Corporation") Articles of Incorporation, as amended, authorizes the Corporation  to issue  One Billion (1,000,000,000)  shares of

Common Stock at a par  value of one tenth cent ($.001)  per share and an aggregate par value of One Million Dollars ($1,000,000);



     WHEREAS, said Article FIFTH of the Corporation's Articles of

Incorporation,  as  amended,  states   that  the  shares  of  the

Corporation's Common Stock  shall be divided  into classes to  be known as portfolios;



     WHEREAS, said Article FIFTH of the Corporation's Articles of

Incorporation, as  amended, authorizes the Board  of Directors of the Corporation  to establish the  portfolios and  to define  the preferences, rights, voting power, restrictions or qualifications

and  the   investment  policies  and  objectives   for  any  such

portfolio; and



     WHEREAS,  said Article  FIFTH also  authorizes the  Board of

Directors to  classify or reclassify any  unissued shares between such portfolios.



     NOW, THEREFORE, the Corporation  having its principal office

in  Bethesda,   Maryland,  hereby   certifies  to   the  Maryland

Department of Assessments and Taxation that:
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     FIRST:    Pursuant  to the  authority granted  the Board  of

Directors in Article  FIFTH of the Articles  of Incorporation, as

amended, One Billion (1,000,000,000) shares  of the Corporation's authorized  Common  Stock, with  a par  value  of one  tenth cent

($.001),  have been classified by the Board of Directors into the portfolios listed below in the amounts indicated:

     Money Market Portfolio Common Stock     700,000,000 Shares

     U. S. Government Intermediate-Term
     Securities Portfolio Common Stock        50,000,000 Shares

     U. S. Government Long-Term
     Securities Portfolio Common Stock        50,000,000 Shares

     Stock Market Index Plus Portfolio
     Common Stock                             50,000,000 Shares

     Over-the-Counter Index Plus Portfolio
     Common Stock                             50,000,000 Shares

     Precious Metals Index Plus Portfolio
     Common Stock                             50,000,000 Shares

     Nova Portfolio Common Stock              50,000,000 Shares


     SECOND:   The    preferences,    rights,   voting    powers,

restrictions  and  qualifications of  the  shares  of the  above-

referenced portfolios as follows:

          (a)  All such  shares of  Common Stock shall  be freely

transferable.

          (b)  Dividends   or  distributions  on  shares  of  any

portfolio,  whether payable in shares or cash, shall be paid only out  of  earnings,  surplus or  other  assets  belonging  to such portfolio.




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     (c)  Where  a vote  of  the holders  of  the shares  of  any particular portfolio, or of more  than one portfolio, is required as  to any  matter by  the  1940 Act  or Maryland  law, only  the holders  of shares  of such  portfolio or  portfolios,  voting by portfolio, shall be entitled to vote upon such proposal.

     (d)  In  all other respects, the rights, preferences, voting power,  restrictions and  qualifications of  the above-referenced

Common Stock are as set  forth in Article FIFTH and SIXTH  of the

Corporation's Articles  of Incorporation, as amended  and Article

VI of the Corporation's Bylaws.



     THIRD:    The classification of the Corporation's authorized

shares as set  forth in these Articles Supplementary has effected no change in the authorized capital of the Corporation.



     IN WITNESS WHEREOF, THE RUSHMORE FUND, INC. has caused these presents  to  be signed  in its  name and  on  its behalf  by its

Chairman  and  its corporate  seal  to  be hereunto  affixed  and attested by its Secretary this 28th day of October, 1991.



          ATTEST                             THE RUSHMORE FUND, INC.

          /s/William L. Major                By:/s/Daniel L. O'Connor
          William L. Major, Secretary           Daniel L. O'Connor, Chairman


               THE UNDERSIGNED,  Chairman of  THE RUSHMORE FUND,  INC., who

          executed  on behalf  of said  Corporation the  foregoing Articles

          Supplementary, of which  this certificate is made a  part, hereby


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          acknowledges,  in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be  the corporate act of said

          Corporation  and  further  certifies  that  to  the  best of  his knowledge,  information and  belief,  the matters  and facts  set forth  therein with respect to  the approval thereof  are true in all material respects under penalties of perjury.


                                        /s/Daniel L. O'Connor
                                        Daniel L. O'Connor, Chairman






































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